Exhibit 2.2

AMENDMENT NO. 2

TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER (“Amendment No. 2”), dated as of February 16, 2010, is by and among LECG Corporation, a Delaware corporation (“Parent”), Red Sox Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub I”), Red Sox Acquisition LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent (“Merger Sub II”, and with Merger Sub I, the “Merger Subs”), Smart Business Holdings, Inc., a Delaware corporation (the “Company”) and Great Hill Equity Partners III, LP, a Delaware limited partnership (the “Principal Company Stockholder”). Each of Parent, the Merger Subs, the Company and the Principal Company Stockholder is sometimes individually referred to in this Amendment No. 2 as a “party” and collectively as the “parties.”  Reference is made to that certain Agreement and Plan of Merger, dated as of August 17, 2009, as amended on September 25, 2009 (the “Merger Agreement”), by and among Parent, Merger Sub I, Merger Sub II, the Company and, solely for the purpose of Articles 2A, 5 and 7 and Section 4.20, the Principal Company Stockholder.  All capitalized terms used herein without definition herein shall have the meanings ascribed to them in the Merger Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             The Merger Agreement is hereby amended by restating Section 6.1(b) thereof to read in its entirety as follows:

“(b)         by either Parent or the Company, if the Closing shall not have occurred on or before March 31, 2010 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose breach of this Agreement has been the principal reason resulting in the failure of the Closing to occur on or before the Termination Date.”

2.             Except as expressly amended hereby, the Merger Agreement remains in full force and effect.

3.             This Amendment No. 2 may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  When each party has signed and delivered at least one counterpart to all other parties, each counterpart shall be deemed an original and all counterparts, taken together, shall constitute one and the same agreement, which shall be binding and effective on the parties hereto. This Amendment No. 2 shall become binding on each of the parties hereto once it has been executed by authorized representatives of each. Facsimile execution and delivery of this Amendment No. 2 by any of the parties shall be legal, valid and binding execution and delivery of such document for all purposes.

4.             Each reference in the Merger Agreement to “this Agreement,” “hereof,” “hereunder,” or words of like import referring to the Merger Agreement shall mean and be a reference to the Merger Agreement as amended by this Amendment No. 2; provided, however, that all references to the “date of this Agreement,” “the date hereof” or similar words shall remain a reference to August 17, 2009, the date the Merger Agreement was initially executed.

5.             This Amendment No. 2 shall not constitute an amendment or waiver of any provision of the Merger Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent except as expressly stated herein.

6.             The Merger Agreement, as amended by this Amendment No. 2, and all of the liabilities, obligations, covenants, conditions, representations, and warranties set forth therein are hereby ratified and affirmed by each of the parties.

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IN WITNESS WHEREOF, Parent, the Merger Subs, the Company and the Principal Company Stockholder have caused this Amendment No. 2 to Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

LECG CORPORATION		SMART BUSINESS HOLDINGS, INC.

By:	/s/ Steven R. Fife	By:	/s/ Steve Samek
Name: Steven R. Fife		Name: Steve Samek
Title: Chief Financial Officer		Title: Chief Executive Officer

RED SOX ACQUISITION CORPORATION		GREAT HILL EQUITY PARTNERS III, LP

By:	/s/ Steven R. Fife	By: Great Hill Partners GP III LP, its General Partner
Name: Steven R. Fife		By: GHEP III, LLC, its General Partner
Title: Chief Financial Officer
		By:	/s/ Christopher S. Gaffney
Name: Christopher Gaffney
RED SOX ACQUISITION LLC		Title: A Manager

By:	/s/ Steven R. Fife
Name: Steven R. Fife
Title: Chief Financial Officer

Signature Page to Amendment No. 2 to Merger Agreement